Exhibit 99

RPC, Inc. Reports 2003 Second Quarter Results

    ATLANTA--(BUSINESS WIRE)--July 23, 2003--RPC Incorporated (NYSE:
RES):

    --  Revenues for the Second Quarter Increased 42.2 Percent over
        Prior Year

    -- Diluted EPS for the Second Quarter Increased to Earnings of $0.16 from a Loss of $0.07 in the Prior Year

    RPC Incorporated (NYSE: RES) announced its unaudited results for the second quarter and six months ended June 30, 2003. For the quarter ended June 30, 2003, revenues increased 42.2 percent to $70,864,000 compared to $49,821,000 last year. Net income was $4,705,000, or $0.16 diluted earnings per share, compared to a net loss of $1,953,000 or $0.07 diluted loss per share last year.
    Cost of services rendered and goods sold were $42,390,000 during the second quarter of 2003, a 21.5 percent increase over the prior year. As a percentage of revenues, these costs decreased to 59.8 percent compared to 70.0 percent in 2002 because of improved pricing in several service lines, as well as higher levels of personnel and equipment utilization. Selling, general and administrative expenses increased by 23.4 percent in the second quarter of 2003 to $13,208,000 compared to $10,704,000 in the prior year. This increase was due to higher personnel and incentive compensation expense consistent with increased activity and profitability, and increased pension expense relating to RPC's pension plan obligation. Depreciation and amortization increased by 7.6 percent to $8,401,000 due to the effect of capital expenditures made during the first six months of 2003.
    Income before income taxes was $7,589,000 in the second quarter of 2003, compared to a loss before income taxes of $3,151,000 in the prior year. This improvement resulted from the increases in revenues and non-operating income, partially offset by the increases in operating expenses and depreciation and amortization.
    For the six months ended June 30, 2003, revenues increased 30.8 percent to $131,564,000 compared to $100,587,000 last year. Net income was $5,010,000, or $0.17 diluted earnings per share compared to a net loss of $3,120,000, or $0.11 diluted per share last year.
    "RPC's second quarter results continued the upturn that began in the first quarter of 2003," stated Richard A. Hubbell, RPC's President and Chief Executive Officer. "The average domestic rig count during the second quarter was 1,028, 27.2 percent higher than the same period in 2002. We are pleased that RPC's quarterly revenue growth exceeded the domestic rig count growth rate. However, the U.S. land rig count, which we believe is a better indicator of our customers' activity levels, grew by 31.5 percent, from 695 last year to 914 this year. Also, the average natural gas price was $5.59 this quarter, 70 percent higher than the second quarter of last year, and we believe that our activity levels are affected more by natural gas prices than by the price of oil.
    Hubbell continued, "Our revenue increases were driven primarily by higher activity levels in most of our service lines, but also by slightly increased pricing in several of our service lines. Although these developments are encouraging, the pricing in our largest service lines remains low by historical measures during periods of favorable industry conditions. We continue to look for strong expansion opportunities, as evidenced by the acquisition of Bronco Oilfield Services, which we completed early in the second quarter. However, we are still dedicated to maintaining a strong balance sheet and conservative capital structure due to the volatility of the oilfield services industry."

    Summary of Segment Operating Performance

    RPC's business segments are Technical Services and Support
Services.
    Technical Services includes RPC's oilfield service lines that utilize people and equipment to perform value-added completion, production and maintenance services directly to a customer's well. These services are generally directed toward improving the flow of oil and natural gas from producing formations or to address well control issues. The Technical Services include snubbing, coiled tubing, pressure pumping, nitrogen, well control, downhole tools, wire line, fluid pumping, and casing installation services.
    Support Services includes RPC's oilfield service lines that provide equipment for customer use or services to assist customer operations. The equipment and services offered include drill pipe and related tools, pipe handling, inspection and storage services, work platform vessels, and oilfield training services.
    Both Technical Services and Support Services experienced stronger results due to the increased drilling rig count and related customer activity. Technical Services revenues rose 49.7 percent for the quarter compared to the 27.2 percent increase in the rig count. Support Services revenues rose by 27.6 percent during the quarter compared to the prior year. The increase in revenues in both segments was principally due to increased utilization of equipment and personnel. The relatively larger increase in Technical Services revenues was due to higher overall pricing in this segment, in contrast to Support Services, a segment in which activity increased but pricing in the rental tools service line has been impacted by relatively lower increases in customer activity in the Gulf of Mexico area.



                       Three Months Ended           Six Months Ended
                            June 30,                    June 30,
                       ---------------------     ---------------------
                         2003        2002           2003        2002
                                        (in thousands)
Revenues:
   Technical services  $58,073     $38,796        $105,891    $78,732
   Support services     10,670       8,359          20,368     16,860
   Other                 2,121       2,666           5,305      4,995
                       --------   ---------       ---------  ---------
Total revenues         $70,864     $49,821        $131,564   $100,587
                       --------   ---------       ---------  ---------
Operating income
 (loss):
   Technical services  $ 8,440     $(1,321)        $11,185   $   (495)
   Support services        750        (813)            697     (3,137)
   Other                  (543)       (415)           (781)      (879)
                       --------   ---------       ---------  ---------
Segment operating
 profit (loss)         $ 8,647     $(2,549)        $11,101   $ (4,511)
                       --------   ---------       ---------  ---------
Corporate expenses      (1,782)     (1,039)         (3,411)    (2,307)
Other income, net          801         466             483      1,830
Interest expense, net      (77)        (29)            (92)       (45)
                       --------   ---------       ---------  ---------
Income (loss) before
 income taxes          $ 7,589     $(3,151)         $8,081   $ (5,033)
                       ========   =========       =========  =========


    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's investor website can be found at www.rpc.net.

    Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding RPC's future performance. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of RPC to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Such risks include the possibility of declines in the price of oil and natural gas, which tend to result in a decrease in drilling activity and therefore a decline in the demand for our services, the ultimate impact of current and potential political unrest and armed conflict in the oil-producing regions of the world, which could impact drilling activity, adverse weather conditions in oil or gas producing regions, competition in the oil and gas industry, and risks of international operations. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in RPC's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2002.



RPC INCORPORATED AND SUBSIDIARIES
---------------------------------------------------------------------
STATEMENTS OF OPERATIONS  (In thousands except per share data)
---------------------------------------------------------------------
Six months       Second Quarter                    Six Months
ended June 30,
(Unaudited)
---------------------------------------------------------------------
                                 % BETTER                     % BETTER
                 2003     2002    (WORSE)   2003      2002     (WORSE)
----------------------------------------------------------------------
REVENUES       $70,864  $49,821    42.2 % $131,564  $100,587    30.8 %
COSTS AND
 EXPENSES:
Cost of
 services
 rendered and
 goods sold     42,390   34,899   (21.5)    82,316    68,845   (19.6)
Selling,
 general and
 administrative
 expenses       13,208   10,704   (23.4)    25,161    23,030    (9.3)
Depreciation
 and
 amortization    8,401    7,806    (7.6)    16,397    15,530    (5.6)
----------------------------------------- ---------------------------
Operating
 profit (loss)   6,865   (3,588)     NM      7,690    (6,818)     NM
Interest
 expense, net      (77)     (29) (165.5)       (92)      (45) (104.4)
Other income,
 net               801      466    71.9        483     1,830   (73.6)
----------------------------------------- ---------------------------
Income (loss)
 before income
 taxes           7,589   (3,151)     NM      8,081    (5,033)     NM
Income tax
 provision
 (benefit)       2,884   (1,198)     NM      3,071    (1,913)     NM
----------------------------------------- ---------------------------
NET INCOME
 (LOSS)        $ 4,705  $(1,953)     NM % $  5,010  $ (3,120)     NM %
========================================= ===========================

EARNINGS (LOSS)
 PER SHARE
   Basic       $  0.17  $ (0.07)     NM % $   0.18  $  (0.11)     NM %
               ========================== ============================
   Diluted     $  0.16  $ (0.07)     NM % $   0.17  $  (0.11)     NM %
               ========================== ============================

AVERAGE SHARES
 OUTSTANDING
     Basic      28,439   28,265             28,348    28,265
                ================           ==================
     Diluted    28,851   28,265             28,754    28,265
                ================           ==================

NM = Not Meaningful




RPC INCORPORATED AND SUBSIDIARIES
----------------------------------------------------------------------
BALANCE SHEETS
----------------------------------------------------------------------
At June 30, (Unaudited)                           (In thousands)
----------------------------------------------------------------------
                                             2003                2002
----------------------------------------------------------------------
ASSETS
Cash and cash equivalents         $        10,182     $         7,364
Accounts receivable, net                   52,388              42,609
Inventories                                 9,629               8,683
Deferred income taxes                       6,548               5,505
Taxes receivable                              267               7,682
Prepaid expenses and other current
 assets                                     2,774               2,184
----------------------------------------------------------------------
  Total current assets                     81,788              74,027
----------------------------------------------------------------------
Property, plant and equipment, net        110,802             109,652
Intangibles, net                           12,657               9,399
Other assets                                1,627               1,457
----------------------------------------------------------------------
  Total assets                    $       206,874     $       194,535
======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                  $        14,151     $        11,788
Accrued payroll and related
 expenses                                   6,440               5,731
Accrued insurance expenses                  4,507               5,473
Accrued state, local and other
 taxes                                      2,075               1,818
Short-term debt                             1,133               1,068
Other accrued expenses                        526               1,615
----------------------------------------------------------------------
  Total current liabilities                28,832              27,493
----------------------------------------------------------------------
Long-term accrued insurance
 expenses                                   4,137               3,974
Long-term debt                              4,800               2,442
Pension liabilities                         7,891               2,778
Deferred income taxes                      10,424               6,096
----------------------------------------------------------------------
  Total liabilities                        56,084              42,783
----------------------------------------------------------------------
Common stock                                2,881               2,867
Capital in excess of par value             28,581              26,961
Deferred compensation                      (1,197)             (1,592)
Earnings retained                         124,380             124,377
Accumulated other comprehensive
 loss                                      (3,855)               (861)
----------------------------------------------------------------------
  Total stockholders' equity              150,790             151,752
----------------------------------------------------------------------
  Total liabilities and
   stockholders' equity           $       206,874     $       194,535
======================================================================




  RPC INCORPORATED AND SUBSIDIARIES
  --------------------------------------------------------------------
  CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
  --------------------------------------------------------------------
  Six months ended June 30, (unaudited)
  --------------------------------------------------------------------
                                                 2003            2002
  --------------------------------------------------------------------

  Operating Activities:
     Net income (loss)                   $      5,010     $    (3,120)
        Depreciation and amortization          16,450          15,578
        Other non-cash (credits) charges
         to earnings                              (86)          2,197
        Changes in working capital               (708)         (4,850)
  --------------------------------------------------------------------
          Net cash provided by operating
           activities                          20,666           9,805
  --------------------------------------------------------------------

  Investing Activities:
    Capital expenditures                      (14,584)        (10,613)
    Other investing activities                 (5,508)              7
  --------------------------------------------------------------------
         Net cash used for investing
          activities                          (20,092)        (10,606)
  --------------------------------------------------------------------

  Financing Activities:
    Dividend distributions                     (1,435)         (1,435)
    Cash paid for common stock purchased
     and retired                                  (14)           (484)
    Other financing activities                   (476)           (651)
  --------------------------------------------------------------------
         Net cash used for financing
          activities                           (1,925)         (2,570)
  --------------------------------------------------------------------

    Net decrease in cash and cash
     equivalents                               (1,351)         (3,371)
    Cash and cash equivalents at
     beginning of period                       11,533          10,735
  --------------------------------------------------------------------
    Cash and cash equivalents at end of
     period                              $     10,182     $     7,364
  ====================================================================

    CONTACT: RPC Incorporated, Atlanta
             Ben M. Palmer, 404/321-2140
             or
             Jim Landers, 404/321-2162
             irdept@rpc.net